UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 31, 2020

Date of Report (Date of earliest event reported)

HELIUS MEDICAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-38445	36-4787690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

642 Newtown Yardley Road, Suite 100 Newtown, PA		18940
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (215) 944-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.03Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on December 28, 2020, Helius Medical Technologies, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders approved a proposal to amend the Company’s Certificate of Incorporation to effect a reverse split of the Company’s outstanding Class A common stock, par value $0.001 (“Common Stock”) at a ratio in the range of 1-for-5 to 1-for-35 to be determined at the discretion of our Board of Directors, whereby each outstanding 5 to 35 shares would be combined, converted and changed into 1 share of our Common Stock, to enable the Company to comply with the Nasdaq Stock Market’s continued listing requirements.

Following the Special Meeting, the Board approved a 1-for-35 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”).  On December 30, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate of Amendment”) to effect the Reverse Stock Split. The Reverse Stock Split will become effective as of 5:00 p.m. Eastern Time on December 31, 2020, and the Company’s Common Stock is expected to begin trading on a split-adjusted basis when each of the Nasdaq Stock Market and the Toronto Stock Exchange opens on January 4, 2021.

When the Reverse Stock Split becomes effective, every 35 shares of the Company’s issued and outstanding Common Stock will automatically be combined, converted and changed into 1 share of our Common Stock, without any change in the number of authorized shares or the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, restricted stock units and warrants to purchase shares of Common Stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of Common Stock that would be created as a result of the Reverse Stock Split will be rounded down to the next whole share and the stockholder will receive cash equal to the market value of the fractional share, determined by multiplying such fraction by the closing sales price of the Company’s Common Stock as reported on Nasdaq on the last trading day before the Reverse Stock Split becomes effective (on a split-adjusted basis).

The Company’s Common Stock will continue to trade on the Nasdaq Capital Market under the symbol “HSDT” and on the Toronto Stock Exchange under the symbol “HSM.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 42328V 603.

Computershare Investor Services Inc., the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s Definitive Proxy Statement on Schedule 14A (the “Special Meeting Proxy Statement”), which was filed with the Securities and Exchange Commission and mailed to the Company’s stockholders on or about November 30, 2020, the relevant portions of which are incorporated herein by reference. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On December 31, 2020, the Company issued a press release announcing that the Board has approved the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

No.	Description

3.1	Certificate of Amendment to Certificate of Incorporation of Helius Medical Technologies, Inc.
99.1	Press release dated December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HELIUS MEDICAL TECHNOLOGIES, INC.

Date: December 31, 2020	By:	/s/ Joyce LaViscount
Joyce LaViscount
Chief Financial Officer

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